Wright Express Acquires CorporatePay, a Leading Provider of Prepaid Virtual Cards to the U.K.
Travel Industry
Transaction Accelerates the Build Out of European Business;
Extends Market Capabilities and Payments Offering to Include Prepaid Virtual Cards

SOUTH PORTLAND, Maine, May 11, 2012 (BUSINESS WIRE) —Wright Express Corporation (NYSE: WXS), a leading provider of value-based business payment processing and information management solutions, today announced that it has acquired the stock of CorporatePay, the largest privately held provider of corporate prepaid solutions to the travel industry in the United Kingdom for approximately GBP 17 million (approximately US $27.5 million), net of cash assumed, plus a potential earn-out component of up to GBP 5.5 million based on performance milestones. The all cash transaction is anticipated to be slightly dilutive to the Company’s adjusted net income (which is a non-GAAP measure) in the first year of combined operations and slightly accretive thereafter.

Founded in 2008 and headquartered in London, CorporatePay is a rapidly growing provider of direct, cobranded and private label prepaid solutions to the travel industry, including virtual cards, currency cards and expense management solutions. In 2011, CorporatePay had GBP 248 million in load volume.

“CorporatePay’s rapidly expanding product offering of business-to-business prepaid solutions, strong management team and solid base of operations is a natural fit with Wright Express. This transaction is strategically important for us for several reasons. First, it accelerates our on the ground presence within the U.K. and Europe, markets in which we see significant opportunities. Second, it supplements our existing product offering to now include prepaid single use accounts, or virtual cards,” said Michael Dubyak, chairman and chief executive officer of Wright Express. “With the European marketplace embracing virtual cards, the combination of debit and credit payment solutions enhances our competitive position in key segments of the travel industry and increases the size of our addressable market in terms of customer and geography. Furthermore, the addition of multi-currency prepaid cards provides cross-selling opportunities to our global network of travel customers. We are thrilled to welcome CorporatePay to the Wright Express family,” Dubyak concluded.

About Wright Express
Wright Express (NYSE:WXS) is a leading provider of value-based, business payment processing and information management solutions. The Company’s fleet, corporate and prepaid payment solutions provide its more than 350,000 customers with unparalleled security and control across a wide spectrum of business sectors. The Company’s operations include Wright Express Financial Services, Pacific Pride, Wright Express Prepaid Cards Australia and Wright Express Fuel Cards Australia. Wright Express and its subsidiaries employ more than 900 associates in six countries. For more information about Wright Express, please visit wrightexpress.com.

About CorporatePay
CorporatePay (www.corporatepay.com) is at the forefront of the rapidly growing digital payments sector. Our innovative and proprietary Prepaid Card Management Platform enables our customers to deliver significant efficiencies in the way they manage payments to employees, agents, suppliers and clients. Our physical and virtual MasterCard and Visa products also enable our clients to launch their own branded prepaid card payment services for their customers. Our Prepaid Card Management Platform is deployed to deliver specific product propositions across specific market sectors with a particular focus on the travel industry.

Forward Looking Statement
This press release contains forward-looking statements, including statements regarding: the strategic importance of the transaction and impact on the Company’s operations in the United Kingdom and Europe; impact on the Company’s competitive position and potential future markets and cross-selling opportunities. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. When used in this earnings release, the words “may,” “could,” “anticipate,” “plan,” “continue,” “project,” “intend,” “estimate,” “believe,” “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially, including: the effects of general economic conditions on fueling patterns and the commercial activity of fleets; the effects of the Company’s international business expansion and integration efforts and any failure of those efforts; the Company’s failure to successfully integrate the businesses it has acquired; fuel price volatility; the Company’s failure to maintain or renew key agreements; failure to expand the Company’s technological capabilities and service offerings as rapidly as the Company’s competitors; the actions of regulatory bodies, including banking and securities regulators, or possible changes in banking regulations impacting the Company’s industrial bank and the Company as the corporate parent; the impact of foreign currency exchange rates on the Company’s operations, revenue and income; changes in interest rates; the incurrence of impairment charges if our assessment of the fair value of certain of our reporting units changes; the uncertainties of litigation; as well as other risks and uncertainties identified in Item 1A of the Company’s Annual Report for the year ended December 31, 2011, filed on Form 10-K with the Securities and Exchange Commission on February 28, 2012 and the Company’s subsequent periodic and current reports. The Company’s forward-looking statements and these factors do not reflect the potential future impact of any alliance, merger, acquisition, disposition or stock repurchases. The forward-looking statements speak only as of the date of this press release and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.
SOURCE: Wright Express Corporation

News media:
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Jessica Roy, 207-523-6763
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Wright Express
Michael E. Thomas, 207-523-6743
Michael—Thomas@wrightexpress.com